Exhibit 99.1

Consent of Stifel, Nicolaus & Company, Incorporated

Stifel, Nicolaus & Company, Incorporated (“Stifel”) hereby consents to the inclusion of our opinion letter, dated June 28, 2023, to the Board of Directors (in its capacity as such) of Immunome, Inc. (“Immunome”) included as Annex B, and to the references thereto under the captions “Summary – Opinion of Immunome’s Financial Advisor,” “The Merger – Background of the Merger”, “The Merger – Immunome Reasons for the Merger,” and “The Merger – Opinion of Immunome’s Financial Advisor” in the proxy statement/prospectus/information statement relating to the proposed merger transaction involving Immunome and Morphimmune Inc., which proxy statement/prospectus/information statement forms a part of this Registration Statement on Form S-4 of Immunome (the “Registration Statement”).

In giving the foregoing consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), prospectus, proxy statement, information statement or any other document, without our prior written consent.

/s/ Stifel, Nicolaus & Company, Incorporated
Stifel, Nicolaus & Company, Incorporated

Dated: August 8, 2023